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                                                                    Exhibit 3.73

                                     BY-LAWS

                                       OF

                        FLORIDA EMERGENCY PARTNERS, INC.
                                 (the "Company")

                                   ----------

                                    ARTICLE I

                                     OFFICES

     Section 1. Principal Office. The principal office of the Company shall be in San Antonio, Texas.

     Section 2. Other Offices. The Company may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Company may require.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1. Time and Place of Meeting. All meetings of the shareholders shall be held at such time and at such place within or without the State of Texas as shall be determined by the Board of Directors.

     Section 2. Annual Meetings. The annual meeting of the shareholders shall be held at each time and place within or without the state of Texas as may be determined by the Board of Directors.

     Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the President or the Board of Directors, and shall be called by the President or Secretary at the request in writing of the holders of not less then ten percent (10%) of the shares issued outstanding and entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed special meeting. The purpose or purposes of any such special meeting shall be stated in the call and notice thereof. Business transacted at special meetings of shareholders shall be confined to the purposes stated in the notice of the special meeting.

     Section 4. Notice. Written or printed notice stating the place, day and hour of any shareholders' meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the officer or person calling the meeting, to each shareholder of record

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entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the shareholder at his address as it appears on the stock transfer books of the Company. Any notice required to be given to a shareholder pursuant to this
Section 4 or any other provision of these By-Laws, the Articles of Incorporation of the Company or any provision of the Texas Business Corporation Act (herein called the "Act") need not be given to such shareholder if (a) notice of two (2) consecutive annual meetings of shareholders of the Company, and all notices of meetings of shareholders of the Company held during the period between such annual meetings, if any, or (b) all (but in no event less than two (2)) payments (if sent by first class mail) of distributions or interest on securities of the Company during any twelve-month period, have been mailed to such shareholder at his address as shown on the records of the Company and have been returned undeliverable, and any action or meeting of shareholders of the Company taken or held without notice to such shareholder shall have the same force and effect as if notice had been duly given to such shareholder; provided, however, that if such shareholder delivers to the Company a written notice setting forth his or her then current address, the requirement that notice be given to such shareholder shall be reinstated.

     Section 5. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a stated period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date. In the event that a special meeting of shareholders is called by shareholders, the record date for determining shareholders entitled to call such meeting shall be the date on which the first shareholder calling such special meeting signs the call or notice of that meeting.

     Section 6. List of Shareholders. The officer or agent of the Company having charge of the stock transfer books for shares of the Company shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any such shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meetings of shareholders.

     Section 7. Quorum. The holders of a majority of the issued and outstanding shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Act. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When any adjourned meeting is


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reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

     Section 8. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote shall be the act of the shareholders, unless the vote of a different number is required by the Act, the Articles of Incorporation of the Company or these By-Laws. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder.

     Section 9. Proxy. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Company prior to or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of:

          (a) a pledgee;

          (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares covered by such proxy;

          (c) a creditor of the Company who extended credit to the Company under terms requiring appointment of the creditor as proxy;

          (d) an employee of the Company whose employment contract requires appointment of the employee as proxy; and

          (e) a party to a voting agreement entered into pursuant to and in compliance with applicable provisions of the Act.

          Section 10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, and such consent shall have the same force and effect as a unanimous vote of shareholders.

          Section 11. Meetings by Conference Telephone. Shareholders may participate in and hold meetings of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


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                                   ARTICLE III

                                    DIRECTORS

     Section 1. Number of Directors. The number of Directors of the Corporation shall be three (3), subject to increase or decrease as provided herein. The number of directors may be changed from time to time by the vote of a majority of the entire Board of Directors, but no decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at the annual meeting of shareholders or at any special meeting of shareholders called for that purpose, except as provided in Section 8 of this Article, and each director shall hold office until his successor is elected and qualified. Directors need not be shareholders of the Corporation or residents of the State of Texas.

     Section 2. Vacancies. Notwithstanding the fact that the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 8 of this Article, the affirmative vote of a majority of the remaining directors may fill any vacancy occurring in the Board of Directors and, during the period between any two successive annual meetings of the shareholders, may fill a maximum of two (2) vacant directorships resulting from an increase in the number of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may also be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. At any annual meeting of shareholders, or any special meeting called for such purpose, any director may be removed from office, for or without cause, though his term may not have expired.

     Section 3. General Powers. The business of the Company shall be managed by its Board of Directors, which may exercise any and all powers of the Company and do any and all such lawful acts and things as are not by the Act, the Articles of Incorporation of the Company or by these By-Laws directed or required to be exercised or done by the shareholders.

     Section 4. Place of Meetings. The directors of the Company may hold their meetings, both regular and special, either within or without the State of Texas.

     Section 5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of the shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President of the Company on two (2) days' notice to each director, with such notice to be given personally, by mail or by telex, telegraph or mailgram. Special meetings shall be


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called by the President or Secretary of the Company in like manner and on like notice on the written request of any one (1) director.

     Section 8. Quorum and Voting. At all meetings of the Board of Directors the presence of at least a majority of the number of directors fixed by Section 1 of this Article shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the number of directors fixed by Section 1 of this Article shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Articles of Incorporation of the Company or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate committees, each committee to consist of one or more directors, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

     Section 10. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director or directors from serving the Company in any other capacity and receiving compensation therefor.

     Section 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

     Section 12. Meetings by Conference Telephone. Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 13. Resignations. Each director shall have the right to resign at any time upon written notice of such resignation to the President or Secretary of the Company. Unless otherwise specified in such written notice, the resignation shall take effect upon the receipt thereof, and acceptance of such resignation shall not be necessary to make same effective.


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                                   ARTICLE IV

                                     NOTICES

     Section 1. Form of Notice. Whenever under the provisions of the Act, the Articles of Incorporation of the Company or these By-Laws notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, notice shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Company, or by telex, telegraph or mailgram. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same is deposited, postage prepaid, in the United States mail as aforesaid.

     Section 2. Waiver. Whenever any notice is required to be given to any director or shareholder of the Company under the provisions of the Act, the Articles of Incorporation of the Company or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated in such waiver, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE V

                                    OFFICERS

     Section 1. In General. The officers of the Company shall be elected by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also, if it chooses to do so, elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and agents as it shall deem necessary, all of whom shall also be officers of the Company. Two or more offices may be held by the same person.

     Section 2. Election. The Board of Directors at its first meeting after each annual meeting of the shareholders shall elect a President and, if it so chooses, may elect a Chairman of the Board, both of whom shall be members of the Board of Directors, but the other officers need not be members of the Board of Directors. The Board of Directors shall in addition elect at such meeting a Vice President, a Secretary and a Treasurer and may appoint such other officers and agents as it shall deem necessary, and may determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are duly elected and qualified. Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the whole Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 3. Chairman. The Chairman of the Board of Directors, if there be a Chairman, shall preside at all meetings of the shareholders and the Board of Directors and shall have such other powers as may from time to time be assigned by the Board of Directors.

     Section 4. President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the shareholders and the Board of Directors in the


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absence or disability of the Chairman of the Board or if a Chairman of the Board
has not been elected, shall have authority and responsibility for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect.
Subject to the prior approval of the Board of Directors, the President shall execute all contracts, mortgages, conveyances or other legal instruments in the name of and on behalf of the Company, but this provision shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Company.

     Section 5. Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors shall prescribe.

     Section 6. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and shall record all votes and the minutes of all such proceedings in a book to be kept for that purpose, and shall perform like duties for any other committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. The Secretary shall keep in safe custody the seal of the Company, if any.

     Section 7. Assistant Secretaries. Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 8. Treasurer. The Treasurer shall have the custody of all corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Company, and shall deposit all moneys and other valuable effects in the name of and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and directors, at the regular meetings of the Board of Directors or whenever they may otherwise require, an account of all of his or her transactions as Treasurer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 9. Assistant Treasurers. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 10. Resignations. Each officer shall have the right to resign at any time upon written notice of such resignation to the President or the Board of Directors. Unless otherwise specified in such written notice, the resignation shall take effect upon the receipt thereof, and acceptance of such resignation shall not be necessary to make same effective.


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                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

     Section 1. Form of Certificates. The Company shall deliver certificates representing all shares to which shareholders are entitled. Certificates representing shares of the Company shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Company as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of the shares or a statement that the shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Company, and may be sealed with the seal of the Company or a facsimile thereof if the Company shall then have a seal. The signatures of the Company's officers on any such certificate or certificates may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Company or its agents, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company.

     Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Company which is alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

     Section 3. Transfer of Shares. Shares of stock shall be transferable only on the books of the Company by the holder or holders thereof in person or by his, her or their duly authorized attorney or attorneys and, upon surrender to the Company or to the transfer agent of the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company or the transfer agent of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. Registered Shareholders. The Company shall be entitled to recognize the holder or holders of record of any share or shares of stock as the holder or holders in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


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                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. Dividends and Other Distributions. Dividends and other distributions made upon or with respect to the outstanding shares of the Company, subject to the provisions of the Act and of the Articles of Incorporation of the Company, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property or in shares of the Company, and other distributions may be declared and paid in cash or property, provided that all such declarations and payments of dividends and other distributions shall be in strict compliance with all applicable laws and the Articles of Incorporation of the Company. The Board of Directors may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend or other distribution, such record date to be not more than sixty (60) days prior to the payment date of such dividend or other distribution, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend or other distribution. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend or other distribution shall be the record date. Any dividend or other distribution declared pursuant to this Section 1 shall be payable to the persons registered as shareholders of the Company in the Company's stock transfer books as of the record date for such dividend or other distribution as set pursuant to this Section 1, and the person in whose name shares are registered in the stock transfer books of the Company as of such record date shall be deemed to be the owner of the shares so registered in his name at such time.

     Section 2. Fiscal Year. The fiscal year of the Company shall be the twelve
(12) month period ending on December 31 of each year unless otherwise determined and fixed by resolution of the Board of Directors.

     Section 3. Seal. The Company may by resolution of the Board of Directors adopt and have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Company shall have authority to affix the seal to any document requiring it.

     Section 4. Annual Statement. The Board of Directors shall present to the shareholders at each annual meeting, and, when called for by vote of the shareholders, at any special meeting, a full and clear statement of the business and condition of the Company.

                                  ARTICLE VIII

                                    INDEMNITY

     Section 1. Indemnification. The Company shall indemnify its directors and officers from and against any and all liabilities, costs and expenses incurred by them in such capacities to the fullest extent permitted by the Act, as presently in effect and as may be hereafter amended, and shall have the power to purchase and maintain liability insurance coverage for those persons


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or make and maintain other arrangements on such persons' behalf as, and to the fullest extent, permitted by the Act, as presently in effect and as may be hereafter amended.

     Section 2. Indemnification Not Exclusive. The rights of indemnification and reimbursement provided for in Section 1 of this Article VIII shall not be deemed exclusive of any other rights to which any such director or officer may be entitled under the Articles of Incorporation, any By-Laws, agreement or vote of shareholders, or as a matter of law or otherwise.

                                   ARTICLE IX

                                     BY-LAWS

     Section 1. Amendments. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular meeting or at any special meeting called for that purpose.

     Section 2. When By-Laws Silent. It is expressly recognized that when the By-Laws are silent as to the manner of performing any corporate function, the provisions of the Act shall control.


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